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                                                                    EXHIBIT 23.1

                                CONDUCTUS, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Conductus, Inc. on Form S-8 (File Nos. 33-74478 and 33-79946, and 333-41099) of our reports dated February 19, 1999, on our audits of the financial statements and financial statement schedule of Conductus, Inc. as of December 31, 1997 and 1998, and for the years ended December 31, 1996, 1997 and 1998 which reports are included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
March 30, 1999